Exhibit 99.1

Company Contact	Investor Contact
Scott Davidson	Brett Maas
Chief Financial Officer	Managing Partner
Natural Health Trends Corp.	Hayden IR
Tel: 972-241-4080	Tel: 646-536-7331
scott.davidson@nhtglobal.com	brett@haydenir.com

FOR IMMEDIATE RELEASE

NHTC Reports 137% Increase in 2014 Revenues to $124.6 Million;

EPS Increased 347% to $1.61

Operating Leverage Drives Margin Expansion on Increased Revenues;

Further Dividend Increase

DALLAS, TX, March 3, 2015 -- Natural Health Trends Corp. (Nasdaq: NHTC), a leading direct selling company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced financial results for the quarter and twelve month periods ended December 31, 2014.

Fourth Quarter Financial Highlights

●	Total revenues increased 85% to $35.4 million, compared to $19.1 million in the fourth quarter last year.
●	Operating income was $6.1 million, up 266% compared to $1.7 million in the fourth quarter last year.
●	Net income was $5.8 million, or $0.45 per diluted share, compared to $1.6 million, or $0.14 per diluted share, in the fourth quarter last year.

Full Year Financial Highlights

●	Total revenues were $124.6 million, up 137% compared to $52.5 million last year.
●	Operating income was $20.8 million, up 393% compared to $4.2 million last year.
●	Net income was $20.4 million, or $1.61 per diluted share, compared to net income of $4.1 million, or $0.36 per diluted share last year.

Subsequent to December 31, 2014, the Company completed the requirements necessary to list its shares of common stock on the Nasdaq Capital Market. Trading on the Nasdaq Capital Market began on Tuesday, February 17, 2015.

“We capped off 2014 with another strong quarter, and delivered triple-digit sales growth, solid margin expansion and a more than four-fold increase in earnings per share for the year,” commented Chris Sharng, President of Natural Health Trends Corp. “Clearly, our marketing strategy has been effective in driving strong top- and bottom-line growth. We have been keen to develop and extend our product line while providing the necessary infrastructure, including leadership development, training and competitive incentives, to attract and retain talented distributors and leverage existing operations to increase our margins.”

“We recently concluded a successful event in Macau where 3,000 attended our Success Forum designed to recognize superior performance and serve as a platform for new product introductions. Our leaders are motivated and optimistic,” continued Mr. Sharng. “Our momentum is strong going into the new year.”

Dividend

On February 27, 2015, the Board of Directors declared a cash dividend of $0.02 per share on outstanding common stock, payable in cash on March 27, 2015 to stockholders of record on March 17, 2015.

Shareholder Conference Call

Management will conduct a conference call to discuss its fourth quarter and full year financial results. Details of the call are as follows:

●	Date: Wednesday, March 4, 2015
●	Time: 10 a.m. ET/9 a.m. CT/7 a.m. PT
●	Dial-in number: 1-888-438-5535 (domestic) 1-719-325-2281 (international)
●	Webcast link: http://public.viavid.com/index.php?id=113412

A replay will be available from 1 p.m. ET on March 4, through 11:59 p.m. ET on March 11 by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and referencing replay pin number 3877280.

About Natural Health Trends Corp.

Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe. The company markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand. Additional information can be found on the company's website, www.naturalhealthtrendscorp.com.

Forward Looking Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed on March 7, 2014, with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

-- Tables follow --

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	December 31,
	2013	2014
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,550	$44,816
Accounts receivable	134	107
Inventories, net	1,828	3,760
Other current assets	658	930
Total current assets	17,170	49,613
Property and equipment, net	265	476
Goodwill	1,764	1,764
Restricted cash	328	315
Other assets	300	372
Total assets	$19,827	$52,540

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,058	$2,232
Income taxes payable	25	268
Accrued distributor commissions	3,962	8,853
Other accrued expenses	3,146	6,743
Deferred revenue	2,569	2,687
Deferred tax liability	108	65
Amounts held in distributor eWallets	–	2,064
Other current liabilities	882	1,513
Total current liabilities	13,750	24,425
Long-term incentive	–	1,665
Total liabilities	13,750	26,090
Commitments and contingencies
Stockholders’ equity:
Preferred stock	111	–
Common stock	11	13
Additional paid-in capital	80,690	85,750
Accumulated deficit	(74,619)	(54,799)
Accumulated other comprehensive income (loss):
Foreign currency translation adjustments	(81)	62
Treasury stock, at cost	(35)	(4,576)
Total stockholders’ equity	6,077	26,450
Total liabilities and stockholders’ equity	$19,827	$52,540

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013	2014
	(Unaudited)			(Unaudited)

Net sales	$19,101	$35,406	$52,527	$124,590
Cost of sales	4,391	7,464	12,551	26,981
Gross profit	14,710	27,942	39,976	97,609
Operating expenses:
Distributor commissions	9,677	16,607	24,053	56,997
Selling, general and administrative expenses	3,364	5,233	11,634	19,687
Depreciation and amortization	13	33	66	105
Total operating expenses	13,054	21,873	35,753	76,789
Income from operations	1,656	6,069	4,223	20,820
Other expense, net	(26)	(145)	(32)	(184)
Income before income taxes	1,630	5,924	4,191	20,636
Income tax provision	53	122	102	266
Net income	1,577	5,802	4,089	20,370
Preferred stock dividends	(3)	(1)	(15)	(10)
Net income available to common stockholders	$1,574	$5,801	$4,074	$20,360

Income per common share:
Basic	$0.14	$0.46	$0.36	$1.67
Diluted	$0.14	$0.45	$0.36	$1.61

Weighted-average number of common shares outstanding:
Basic	11,233	12,692	11,154	12,131
Diluted	11,356	12,780	11,331	12,600

Cash dividends declared per share:
Common	$–	$0.010	$–	$0.030
Series A preferred stock	$–	$0.032	$–	$0.894

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Year Ended December 31,
	2013	2014
		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,089	$20,370
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66	105
Stock-based compensation	110	49
Deferred income taxes	16	(43)
Changes in assets and liabilities:
Accounts receivable	(17)	–
Inventories, net	(974)	(2,029)
Other current assets	(35)	(501)
Other assets	(38)	(85)
Accounts payable	1,673	(822)
Income taxes payable	16	243
Accrued distributor commissions	2,679	5,077
Other accrued expenses	1,467	3,706
Deferred revenue	1,738	147
Amounts held in distributor eWallets	–	2,065
Other current liabilities	(104)	666
Long-term incentive	–	1,665
Net cash provided by operating activities	10,686	30,613

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(210)	(339)
Increase in restricted cash	(82)	–
Net cash used in investing activities	(292)	(339)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of warrants	–	4,948
Repurchase of common stock	(52)	(4,661)
Dividends paid	–	(476)
Net cash used in financing activities	(52)	(189)

Effect of exchange rates on cash and cash equivalents	1	181
Net increase in cash and cash equivalents	10,343	30,266
CASH AND CASH EQUIVALENTS, beginning of period	4,207	14,550
CASH AND CASH EQUIVALENTS, end of period	$14,550	$44,816

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